MICHAEL C. FINKELSTEIN
                           CERTIFIED PUBLIC ACCOUNTANT

198 Route 9, Suite 205                              253 Fifth Avenue, 5th
                                                    Floor
Manalapan, New Jersey  07726                        New York, New York  10016
Tel. (732) 577-7055                                 Tel. (212) 689-4633
Fax. (732) 577-1844




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital, Inc. on Form N-2 of our audited report dated September 9, 1998 on our examinations for the years ended July 31, 1998, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts".






MICHAEL C. FINKELSTEIN
Certified Public Accountant
New York, New York
September 18, 1998